Exhibit 5.6

Robert T. Smith | Attorney Direct: (501) 370-1559 Fax: (501) 244-5309 E-mail: rsmith@fridayfirm.com	400 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201-3522 www.FridayFirm.com

June 2, 2011

Atkore International Holdings Inc.

16100 South Lathrop Avenue

Harvey, Illinois 60426

Ladies and Gentlemen:

We have acted as special counsel to Atkore International CTC, Inc., an Arkansas corporation (the “Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Atkore International Holdings Inc., a Delaware corporation (the “Company”), Atkore International, Inc., a Delaware corporation (the “Issuer”), and by the subsidiary guarantors (including the Guarantor) listed on Schedule I hereto (the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Company (the “Exchange Offer”) to exchange up to $410,000,000 in aggregate principal amount of the Issuer’s 9.875% Notes due 2018 (the “Exchange Notes”) for $410,000,000 in aggregate principal amount of the Issuer’s issued and outstanding 9.875% Notes due 2018 (the “Initial Notes”), under the indenture dated as of December 22, 2010 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of December 22, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Company, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees (as defined below), or any of the related agreements executed or delivered in connection therewith.  We have been retained solely for the purpose of rendering certain opinions pursuant to Arkansas law.

In connection herewith, we have examined:

(1)                                  the Registration Statement (including all exhibits thereto);

(2)                                  an executed copy of the Indenture, including the guarantees of the Initial Notes and the Exchange Notes (each, a “Guarantee”) provided for therein;

(3)                                  the form of the Initial Notes;

(4)                                  the form of the Exchange Notes;

(5)                                  the Articles of Incorporation and bylaws of the Guarantor, as in effect on the date hereof and as certified by the Secretary or Assistant Secretary of the Guarantor (the “Organizational Documents”);

(6)                                  a Certificate of Good Standing for the Guarantor as of June 1, 2011; and

(7)                                  certificates of the Secretary or Assistant Secretary of the Guarantor certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers.

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Guarantor, certificates of public officials and officers of the Guarantor, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the Transaction Documents and such other documents, records, agreements, certificates and instruments, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity, accuracy and completeness of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies, and the accuracy of the statements and representations contained therein.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Guarantor.

In connection herewith, we have assumed that, other than with respect to the Guarantor, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Issuer and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes in accordance with the provisions of the Indenture upon consummation of and otherwise in accordance with the

Exchange Offer, the Guarantee provided for in the Indenture by the Guarantor will constitute a valid and binding obligation of the Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)                                  Our opinion herein reflects only the application of applicable Arkansas law and the federal laws of the United States (excluding, in each case, the securities and blue sky laws, as to which we express no opinion).  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)                                 Our opinion contained herein may be limited by, and we express no opinion regarding the effect of, (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(c)                                  Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)                                 We express no opinion as to (1) the enforceability of any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of any person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (G) grant a power of attorney to any party, (2) the enforceability of any provision of the Indenture relating to choice of law, or (3) any issue of usury.

We do not render any opinions except as set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Validity of the Notes.”  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer.  Debevoise & Plimpton LLP is hereby authorized to rely on this letter for the purposes of the opinion it is giving in connection with the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Friday, Eldredge & Clark, LLP

Friday, Eldredge & Clark, LLP

RTS/jfg

Schedule I

Atkore International (NV) Inc.

Atkore International CTC, Inc.

AFC Cable Systems, Inc.

Allied Tube & Conduit Corporation

Georgia Pipe Company

TKN, Inc.

Unistrut International Corporation

Unistrut International Holdings, LLC

WPFY, Inc.